Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements pertaining to the employee stock option plans of United Microelectronics Corporation:

1.	Registration Statement (Form S-8 No. 333-102605) pertaining to the Employee Stock Option Plan,

2.	Registration Statement (Form S-8 No. 333-126889) pertaining to the Employee Stock Option Plan and the 2004 Employee Stock Option Plan, and

3.	Registration Statement (Form S-8 No. 333-142809) pertaining to the 2004 Employee Stock Option Plan and 2005 Employee Stock Option Plan

of our reports dated April 13, 2017, with respect to the consolidated financial statements of United Microelectronics Corporation and the effectiveness of internal control over financial reporting of United Microelectronics Corporation, included in its Annual Report (Form 20-F) of United Microelectronics Corporation for the year ended December 31, 2016.

/s/ Ernst & Young
Taipei, Taiwan,
Republic of China
April 13, 2017